                       CAPITAL ENVIRONMENTAL RESOURCE INC.

                             1999 STOCK OPTION PLAN

            1. A Stock Option Plan for Capital Environmental Resource Inc. is hereby established with the intent of advancing the interests of the Corporation by encouraging and enabling the acquisition of an equity interest in the Corporation by individuals who are important to the Corporation's growth and management. For purposes of the Plan, capitalized terms, unless defined where the respective term first appears in the Plan, shall have the meanings given in the last Paragraph hereof.

            2. The Committee shall from time to time by resolution designate those key employees, directors, officers, consultants and other independent contrac tors providing ongoing services to the Corporation (or any of its subsidiaries) who, in the opinion of the Committee, are largely responsible for the management and growth of the Corporation and who, as an additional inducement to promote the best interests of the Corporation, shall receive grants of options under the Plan (herein referred to as the "Optionee(s)") and shall determine the size and terms of each such grant, subject to the provisions of the Plan. The judgment of the Committee in designating individuals to receive option grants and the size of such grants shall be final and conclusive; provided, however, that each designated individual shall have the right not to accept any grant and any such decision shall not affect the Optionee's employment by or engagement with the Corporation or any of its subsidiaries.

            3. The total number of authorized but unissued Shares allocated to and made available to be subject to options granted to Optionees under both the Capital Environmental Resource Inc. Employee Stock Option Plan (sometimes called the "1997 Employee Stock Option Plan") and the Plan (together, the "Aggregate Available Shares") shall not exceed fifteen percent (15%) (disregarding any frac tional Share) of the issued common shares of the Corporation (treating any convert ible securities as having been converted to common shares). For purposes of the immediately preceding sentence, "issued common shares of the Corporation" shall mean those issued at the time of each grant under the Plan. The aggregate number of Shares subject to options granted under the Plan to any one particular individual shall not exceed fifty percent (50%) of the said aggregate number of Shares allocated to and made available for the Plan. The Aggregate Available Shares shall include a number of Shares which can be (but need not be) issued pursuant to Incentive Stock Options granted under the Plan, which number shall not exceed fifteen percent (15%) (disregarding any fractional Share) of the issued common shares of the Corporation (treating any convertible securities as having been converted to common shares). For purposes of the immediately preceding sentence, "issued common shares of the Corporation" shall mean those common shares (and convertible securities treated as having been converted to common shares) issued at the time of the adoption of the Plan. Any Shares which were subject to any unexercised portion of any terminated or expired option shall again become available to be subject to options granted under the Plan.

            4. Except as provided by the laws of descent and distribution or by the Optionee's will, the rights of any Optionee under the Plan are personal to the said Optionee and such rights and the options granted hereunder are not assignable or transferable; provided, however, that, in the Committee's discretion, the terms of any option granted hereunder (other than an Incentive Stock Option) may expressly provide for specifically limited transferability.

            5. The Committee shall have the unfettered right to interpret the provisions of this Plan and to make such regulations and formulate such administra tive provisions for carrying this Plan into effect and to make such changes therein and in the regulations and administrative provisions therein as, from time to time, the Committee deems appropriate and in the best interests of the Corporation; provided however, that no such change, regulation or provision may increase the number of Shares that may be optioned hereunder or change the manner of determining the exercise price, or impair or detrimentally change the rights of Optionees under options theretofore granted under the Plan without the prior written consent of the Optionee or Optionees affected. The Board of Directors of the Corporation (the "Board") shall have the unfettered right from time to time and at any time to amend, rescind or terminate the Plan as it shall deem advisable; provided, however, that no such rescission or termination shall impair or change the rights and options thereto fore granted under the Plan without the prior written consent of the Optionee or Optionees affected.

            6. The Corporation shall pay all costs of administering the Plan.

            7. If the Shares shall be publicly traded, listed or admitted to quotation on the day preceding the day on which the Committee grants an option or designates an individual as an Optionee under the Plan (the "Grant Date"), the exercise price of the Shares purchased pursuant to stock options granted hereunder shall not be less than that from time to time permitted by any applicable rules, regulations and policies of any stock exchange or exchanges or national quotation system upon which any securities of the Corporation may from time to time be listed or otherwise traded or admitted to quotation on the day preceding the Grant Date. Otherwise, the exercise price of such Shares shall be as determined by the Commit tee, except that in the case of an Incentive Stock Option the exercise price shall not be less than the fair market value of such Shares on the Grant Date.

            8. The grant of any stock option to an Optionee shall become effective at the time determined by the Committee in its sole discretion and shall be evidenced by a grant document or stock option agreement authorized by the Commit tee. If the Committee so determines, each Optionee may be required to execute a stock option agreement in substantially the applicable form annexed hereto as Schedule "A" or Schedule "B" prior to the grant of any stock option to an Optionee becoming effective.

            9. (a) Each option granted hereunder shall be for a term not exceeding five (5) years and shall have an expiry date on the fifth anniversary of its grant. Unless the Committee determines otherwise, each option granted hereunder to an individual other than a non-employee member of the Board shall become fully vested and exercisable on the second anniversary date of its grant, and all or any part of the Shares as to which the option shall have become vested and exercisable may be purchased at any time or from time to time thereafter, until expiration or termina tion of the option. Each option granted hereunder to a non-employee member of the Board shall become fully vested and exercisable on the first anniversary date of its grant, and all or any part of the Shares as to which the option shall have become vested and exercisable may be purchased at any time or from time to time thereafter, until expiration or termination of the option.

                 (b) Notwithstanding the foregoing provisions of this Paragraph 9, immediately prior to any Change in Control, options shall become immediately vested and exercisable in respect of any and all Shares covered thereby in respect of which the Optionee has not exercised such Optionee's right to acquire under the option, if the Optionee shall then be employed by (or be deemed to be employed by) or be engaged with the Corporation or any of its subsidiaries. As used in the immedi ately preceding sentence, "immediately prior" to the Change in Control shall mean sufficiently in advance of the Change in Control to permit the Optionee to take all steps reasonably necessary to exercise the option fully and to deal with the Shares purchased under the option so that those Shares may be treated in the same manner in connection with the Change in Control as the Shares of other shareholders.

            10. (a) Subject to the fifth anniversary expiry date of any option granted hereunder, in the event of the physical or mental disability, retirement (but only if the Committee has made a specific determination that the Optionee's termina tion of employment should be treated as retirement for purposes of the
Plan) or death of an Optionee on or prior to the expiry date of the Optionee's option while engaged as a key employee or director or officer of, or consultant to, the Corporation or any of its subsidiaries, any option granted hereunder may be exercised up to the full amount of the optioned Shares by the Optionee (or, if the Optionee shall be disabled or deceased, the legal personal representative(s) of the Optionee) at any time up to and including eighteen (18) months following the physical or mental disability, such retirement or death of the Optionee after which date the option shall, forthwith expire and terminate and be of no further force or effect whatsoever.

                 (b) For greater certainty, during the period that any Optionee is deemed to be an employee of the Corporation or any of its subsidiaries pursuant to any medical or disability plan of the Corporation or any of its subsidiaries, such Optionee shall also be deemed to be an employee for the purposes of the Plan, and the eighteen-month period of continued exercisability provided in this Paragraph 10 shall commence upon the termination of all actual and deemed employment by the Corporation or any of its subsidiaries; provided, however, that this sentence shall not apply with respect to any Incentive Stock Option granted hereunder; and, provided further, that any such period of deemed employment and any such eighteen-month period of continued exercisability shall be subject to the fifth anniversary expiry date of any option granted hereunder.

            11. Subject to the fifth anniversary expiry date of any option granted hereunder, in the event the Optionee's employment by or engagement with (as a director or otherwise) the Corporation or any of its subsidiaries is terminated by the Corporation or any of its subsidiaries or the Optionee, for any reason other than the Optionee's physical or mental disability, retirement (as described in Paragraph 10(a) hereof) or death, before exercise of any options granted hereunder, the Optionee shall have ninety (90) days from the date of such termination (or if the Optionee is a non-employee member of the Board, the Optionee shall have one year) to exercise only that portion of the option such Optionee is otherwise entitled to exercise at the time of such termination and thereafter such Optionee's option shall expire and all rights to purchase Shares hereunder shall cease and expire and be of no further force or effect. Options shall not be affected by any change of employment or engagement so long as the Optionee continues to be employed by the Corporation or any of its subsidiaries or continues to be a director, officer or consultant of one of the forego ing.

            12. Subject to the provisions of the Plan, the options granted hereunder may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise specifying the number of Shares with respect to which the option is being exercised and accompanied by payment in full of the purchase price of the Shares then being purchased by way of cash or certified cheque in favour of the Corporation, by way of any cashless exercise method authorized by the Committee, or, in the sole discretion of the Committee, by way of the tender of Shares already owned by the Optionee. Such notice shall contain the Optionee's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges or national quotation system upon which any securities of the Corporation are from time to time listed (or admitted to quotation) and any applicable regulatory authority or authorities. In connection with the exercise of any option hereunder the Optionee must enter into arrangements satisfactory to the Corporation with respect to the withholding of any taxes required by applicable law.

            13. Subject to any required action by its shareholders, if the Corpo ration shall be a party to any reorganization, merger, dissolution or sale or lease of all or substantially all its assets, whether or not the Corporation is the surviving entity, the option shall be adjusted so as to apply to the securities to which the holder of the number of Shares subject to the option would have been entitled by reason of such reorganization, merger or sale or lease of all or substantially all of its assets. Further, subject to any required action by the Corporation's shareholders, upon the occurrence of any event which affects the Shares in such a way that an adjustment of the option is appropriate in order to prevent the dilution or enlargement of rights under the option, the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with the option and adjustments to any exercise price specified in the option. Notwithstanding the foregoing provisions of this Paragraph 13, the Corporation may satisfy any obligations to an Optionee under the Plan by paying to the said Optionee in cash the difference between the exercise price of all unexercised options granted hereunder and the fair market value of the securities to which the Optionee would be entitled upon exercise of all unexercised options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied; further, the Corporation may give the Optionee the alternative of having the Plan's obligations to the Optionee satisfied in cash as provided in this sentence. Adjustments under this Paragraph or any determinations as to the fair market value of any securities shall be made by the Committee in accordance with this Plan, and any reasonable determina tion made by the Committee shall be binding and conclusive.

            14. In the event of any subdivision or subdivisions of the Shares as said Shares were constituted at the time any options hereunder were granted into a greater number of Shares, the Corporation will thereafter deliver at the time of exercise thereof in addition to the number of Shares in respect of which the option is then being exercised, such additional number of Shares as result from such subdivi sion or subdivisions of the Shares for which the option is being exercised without the Optionee exercising the option making any additional payment or giving any other consideration therefor.

            15. In the event of any consolidation or consolidations of the Shares as said Shares were constituted at the time any options hereunder were granted into a lesser number of Shares, the Optionee shall accept, at the time of the exercise thereof in lieu of the number of Shares in respect of which the option is then being exercised, the lesser number of Shares as result from such consolidation or consolidations of the Shares for which the option is being exercised.

            16. In the event of any change of the Shares as said Shares were constituted at the time any options hereunder were granted, the Corporation shall thereafter deliver at the time of the exercise thereof the number of shares of the appropriate class resulting from the said change as the Optionee exercising the option would have been entitled to receive in respect of the number of Shares so purchased had the option been exercised before such change.

            17. If the Corporation at any time while any options hereunder are outstanding shall pay any stock dividend or stock dividends upon the Shares in respect of which any options were granted hereunder, the Corporation will thereafter deliver at the time of exercise thereof in addition to the number of Shares in respect of which the option is then being exercised, the additional number of shares of the appropriate class as would have been payable on the Shares so purchased if they had been outstanding on the record date for the payment of said stock dividend or dividends.

            18. The Corporation shall not be obligated to issue fractional Shares in satisfaction of any of its obligations hereunder.

            19. If at any time the Corporation grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the option in consequence thereof and the said stock option of the Optionee shall remain unaffected.

            20. Any stock option granted under the Plan may have a stock appreciation right attached to it, either at the time of grant or by amendment adding it to an existing stock option; subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of any stock exchange or exchange or national quotation system upon which any securities of the Corporation may from time to time be listed or admitted to quotation. The provi sions of the Plan respecting exercise of stock options and the adjustments to options arising from certain corporate actions shall apply mutatis mutandis to all stock appreciation rights granted hereunder.

            21. Stock appreciation rights granted hereunder are exercisable to the extent, and only to the extent, that the option to which it is attached is exercis able. To the extent a stock appreciation right attached to an option granted hereunder is exercised, the option to which it is attached shall be deemed to have been exer cised to a similar extent.

            22. A stock appreciation right granted hereunder shall entitle the Optionee to elect to surrender to the Corporation unexercised the option to which it is attached, or any portion thereof, and to receive from the Corporation in exchange therefor that number of Shares, disregarding any fractional Share, having an aggre gate value equal to the excess of the Fair Market Value of one Share (on the trading day immediately preceding the day the notice provided for in Paragraph 23 hereof is received by the Corporation) over the purchase price per Share specified in such option, times the number of Shares called for by the option, or portion thereof, which is so surrendered.

            23. Subject to the provisions of the Plan, a stock appreciation right granted hereunder may be exercised from time to time by delivering to the Corpora tion at its head office a written notice of exercise, which notice shall specify the number of stock appreciation rights to be exercised and options to be forfeited and the number of Shares the Optionee elects to receive thereby. Such notice shall contain the Optionee's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are listed for trading and any other applicable regulatory authority.

            24. In addition to any grants which may be made hereunder pursu ant to the other provisions of the Plan (including Paragraph 25 hereof) to an individ ual who becomes a non-employee member of the Board on or after the completion of the Initial Public Offering, the Committee, in its sole discretion, may (but need not) grant the individual an option as of the day on which the individual's service as a non-employee member of the Board commences. The option shall have an exercise price per Share for its underlying Shares equal to the Fair Market Value of a Share on the trading day immediately preceding such individual's first day of service (or on the day of completion of the Initial Public Offering in the case of any individual who becomes a non-employee member of the Board on such day). Any such option shall be for such number of Shares as the Committee, in its sole discretion, may determine and, subject to the provisions of the Plan, shall be subject to such terms and condi tions as the Committee, in its sole discretion, may determine.

            25. In addition to any grants which may be made hereunder pursu ant to the preceding provisions of the Plan (including Paragraph 24 hereof) to an individual who is serving as a non-employee member of the Board on the day of an annual meeting of the Corporation and is re-elected to the Board at such annual meeting, each such individual shall automatically be granted an option for ten thousand (10,000) Shares as of the date of such meeting. Such option shall have an exercise price per Share for its underlying Shares equal to the Fair Market Value per Share on the trading date immediately preceding the date of such meeting.

            26. For purposes of the Plan, the following terms, as used herein, shall have the respective meanings specified:

                 (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                 (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                 (c) "Change in Control" shall be deemed to have occurred prior to the completion of any Initial Public Offering upon the occurrence of either:

                 (i) an offer made generally to the holders of the Corporation's voting securities in one or more jurisdictions to purchase directly or indirectly voting securities of the Corporation where the voting securities which are the subject of the offer to purchase, together with the offeror's then presently owned securities, will in the aggregate exceed fifty percent (50%) of the outstanding voting securities of the Corpora tion and where two (2) or more persons or companies make offers jointly or in. concert or intending to exercise jointly or in concert any voting rights attaching to the securities to be acquired, then the securities owned by each of them shall be included in the calculation of the percentage of the out standing voting securities of the Corporation owned by each of them; or

                 (ii) the day prior to the completion of an initial public offering of the Corporation's securities on a recognized stock ex change.

                 "Change in Control" shall be deemed to have occurred, following the completion of an Initial Public Offering, if the event set forth in any one of the following paragraphs shall have occurred:

                     (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Corpora tion's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                     (II) the following individuals cease for any reason to
            constitute a majority of the number of directors then serving: individ uals who, on the date of completion of the Initial Public Offering, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threat ened election contest, including but not limited to a consent solicita tion, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of completion of the Initial Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or

                     (III) there is consummated a merger or consolidation of the
            Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation out standing immediately prior to such merger or consolidation continu ing to represent (either by remaining outstanding or by being con verted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least fifty-one percent (51%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corpora tion (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corpora tion representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

                     (IV) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corpora tion of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

      Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (e) "Committee" means a committee of the Board appointed to administer the Plan (which committee may also be the Compensation Committee of the Board). The Committee shall be composed solely of two or more "Non-Em ployee Directors" (as defined in Rule 16b-3(b)(3) under Section 16 of the Exchange Act) who are appointed from time to time to serve by the Board. If for any reason such a Committee shall not have been appointed by the Board, the Board shall serve as the Committee.

                 (f) "Corporation" means Capital Environmental Resource Inc., or any successor corporation.

                 (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 (h) "Fair Market Value" of a Share, unless otherwise provided in the applicable grant document or stock option agreement, means:

      (i) If the Stock is admitted to trading on one or more national securities exchanges,

       (A) the average of the reported highest and lowest sale prices per Share as reported on the reporting system selected by the Committee on the relevant date; or

       (B) in the absence of reported sales on that date, the average of the re ported highest and lowest sales prices per Share on the last previous day for which there was a reported sale; or

      (ii) If the Stock is not admitted to trading on any national securities exchange, but is admitted to quotation on NASDAQ and has been designated as a NASDAQ National Market ("NNM") security,

       (A) the average of the reported highest and lowest sale prices per Share as reported on NASDAQ on the relevant date; or

       (B) in the absence of reported sales on that date, the average of the re ported highest and lowest sales prices per Share on the last previous day for which there was a reported sale; or

      (iii) If the Stock is not admitted to trading on any national securities ex change, but is admitted to quotation on NASDAQ as a NASDAQ SmallCap Market security (and has not been designated as a NNM security), the aver age of the highest bid and lowest asked prices per Share on the relevant date; or

      (iv) If the preceding clauses (i), (ii) and (iii) do not apply, the Fair Market Value determined by the Committee, using such criteria as it shall determine, in good faith and in its sole discretion, to be appropriate for such valuation.

                 (i) "Incentive Stock Option" means an option which can granted only to employees of the Corporation (or any of its "subsidiary corpora tions", within the meaning of Section 424(f) of the Code, including any "subsidiary corporations which become such after the adoption of the Plan) and which complies with the requirements of Section 422 of the Code: provided, however, that no option shall be an Incentive Stock Option if its terms, as of the time it is granted state that it will not be treated as an Incentive Stock Option; and, provided further, that the grant of any Incentive Stock Option shall be subject to obtaining (or having obtained) the approval of the Plan by the Corporation's stockholders within twelve (12) months before or after the date the Plan is adopted by the Board.

                 (j) "Initial Public Offering" means the sale, in an underwritten public offering registered under the Securities Act of 1933, as amended from time to time, of Shares providing the Corporation with gross proceeds of at least thirty-five million dollars (US$35,000,000).

                 (k) "NASDAQ" means National Association of Securities Dealers Automated Quotation System.

                 (l) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securi ties pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same propor tions as their ownership of stock of the Corporation.

                 (m) "Plan" means the Capital Environmental Resource Inc. 1999 Stock Option Plan, as it may be amended from time to time.

                 (n) "Shares" means shares of Stock.

                 (o) "Stock" means the capital stock of the Corporation, or, in the event that the outstanding capital stock is hereafter changed into, or exchanged for, different stock or securities, such other stock or securities.